UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

Cannabis Sativa, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer I.D. No.)
Incorporation or organization)

450 Hillside Dr. #A224

Mesquite, Nevada 89027

Phone: (702) 763-3123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers.

As reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on November 3, 2022, on October 28, 2022, Brad E. Herr resigned his position as principal financial and accounting officer of the Company.  On November 14, 2022, the board of directors elected the Company’s Chief Executive Officer, David Tobias, to also serve as the principal financial and accounting officer of the Company. At this time, Mr. Tobias will not be paid any additional compensation for his service as the principal financial and accounting officer but arrangements for more compensation may be made in the future.  The business resume of Mr. Tobias is set forth on page 21 of the Company’s Form 10-K filed with the Securities and Exchange Commission on April 14, 2022, which resume is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Cannabis Sativa, Inc.

/s/ David Tobias	November 23, 2022
David Tobias,	Date
Chief Executive Officer